EXHIBIT 99.1

• • • •	JDA Software Group, Inc. NEWS RELEASE	JDA Investor Relations Contact:
Kris Magnuson
Executive Vice President & Chief Financial Officer
Tel: 480-308-3000

JDA Public Relations Contact:
Maureen N. Tuskai
Sr. Director, Corporate Communications
m.tuskai@jda.com; Tel: 480-308-3233

JDA Software Completes Manugistics Acquisition
JDA Establishes Leadership as First to Deliver Comprehensive Optimization
Solution for Global Supply & Demand Chain Market
SCOTTSDALE, Ariz. — July 6, 2006 — JDA® Software Group, Inc. (Nasdaq:JDAS) announced that it has purchased all of the outstanding equity of Manugistics Group, Inc. (Nasdaq: MANU) for approximately $213 million in cash, or $2.50 per share. By finalizing the acquisition, JDA has achieved its goal of significantly growing its size and reach up the supply chain with the addition of Manugistics 800 customers and synchronized supply chain and revenue management solutions. JDA is now uniquely positioned to offer the first vertically-focused optimization solution to the global supply and demand chain market that addresses mission critical requirements from raw materials to the consumer.
     “Today begins a new era of growth and opportunity for JDA and Manugistics worldwide customers, associates and shareholders,” commented JDA CEO Hamish Brewer. “With our unbeatable combination of advanced optimization and execution solutions, JDA is now best positioned to deliver clearly differentiated expertise and compelling innovation to the global supply and demand chain market. We have a highly skilled team primed to deliver transformational business benefit at a low total cost of ownership for our 5,500 customers worldwide.”
     “With synergies in operations, administrative functions and infrastructure costs expected to produce annual savings of $25 to $30 million dollars within the next twelve months, we expect significantly improved operating leverage and strong financial results,” added Brewer.
     Michael Relich, CIO of Guess? Inc., a long-time JDA customer and vertically-integrated retailer, said that he was “impressed to see how JDA has expanded its portfolio of applications through acquisition and as new technology has emerged.”
     “Since we originally signed a license with JDA in 1994, they’ve gone from a merchandise management company to one that offers everything for retail from POS to planning. With the acquisition of Manugistics, JDA’s offering becomes even more compelling with the value proposition of optimizing operations all the way up the vertically integrated supply chain to the point of raw materials,” stated Relich.
     “Based on our experience with the Arthur products, JDA dedicates the resources in both R&D and experienced professionals to further enhance and support the products it acquires. This has enabled us to get even greater economies of scale and efficiencies from our JDA investment,” added Relich.
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JDA Software Group Completes Manugistics Acquisition

Manugistics Supply Chain Customers Endorse JDA Vision, Integration Plans
     JDA presented its vision and preliminary product integration plans to nearly 200 leading consumer goods manufacturers and other customers at Manugistics Executive Forum and Client Steering Committee in Orlando, Florida from June 19-21st.
     “There is still untapped potential in improved visibility to the consumer signal in a truly integrated demand/supply chain. Many companies share that vision and recognize that unlocking that potential opens the door to significant opportunities. If JDA can successfully translate its experience in acquisitions, their presence in the retail sector combined with Manugistics supplier optimization capabilities means we’ll have a single company focusing their resources and energy on developing integrated solutions with a real end-to-end perspective,” stated Bill Nienburg, vice president of sales and operations planning, at Sara Lee.
     “This is a great opportunity to gain solutions that will help the industry make some real progress towards realizing that vision of a lean and consumer driven demand chain and having JDA/Manugistics focused on the tools means we can fully focus on using them to drive results — from a business standpoint, that’s exciting,” added Nienburg.
     Another Manugistics customer present at the event and encouraged by JDA’s acquisition is Greg Gries, data systems manager at Perdue Farms Incorporated, a leading international food and agriculture business.
     “From a cash flow perspective, this acquisition has eliminated the concern about the viability of Manugistics. While there is communication that all Manugistics customers need to hear from JDA regarding the product strategy and industry commitment, overall we’re excited. There’s opportunity to achieve some synergistic results with the integration of JDA and Manugistics applications. For example, we are looking forward to learning more about how JDA’s best-of-breed demand planning solutions can enhance what we’ve implemented with Manugistics,” stated Gries.
     “It sends good signals to me that some Manugistics’ senior management will take on executive roles at JDA. It’s also a positive sign that JDA is retaining the office in Maryland and having some senior management in this location,” added Gries.
     Brewer announced to customers that JDA planned to complete the integration of the JDA Portfolio® and Manugistics products over the next 18-24 months using JDA’s smart client technology based on Microsoft .NET. He pledged to provide a powerful and consistent user experience across JDA’s entire product suite along with advanced workflow capabilities based on the Microsoft Windows Workflow Foundation. JDA plans to release an initial product road map to all JDA and Manugistics customers at the end of July 2006.
     Brewer expressed JDA’s commitment to investing in Manugistics’ Pricing and Revenue Optimization solutions for the travel, transportation and hospitality industry as well as aggressively marketing this suite to
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JDA Software Group Completes Manugistics Acquisition

supply and demand chain companies. JDA will carefully review the Government, Aerospace and Defense market to determine its long-term strategy and announce its go-forward plans in six to nine months.
JDA Expands Board with Thoma Cressey Managing Partner
     With the successful close of the acquisition, Thoma Cressey Equity Partners (TCEP) invested $50 million in the form of convertible preferred stock. Based on the negotiated initial conversion price of $13.875, Thoma Cressey’s Series B Convertible Preferred shares are convertible into approximately 3.6 million JDA common shares, or about 11% ownership in JDA. JDA will now expand its Board of Directors with Orlando Bravo, a managing partner at TCEP.
     “I am delighted to join JDA’s Board and impressed with the growth potential that the combination of JDA and Manugistics can deliver. The opportunities with Manugistics are immediate and compelling,” commented Bravo. “In addition, we are excited at the possibilities to leverage JDA’s proven acquisition integration skills to develop a platform for success as further opportunities arise in the market.”
     Bravo, who has led software industry investments totaling approximately $300 million in equity capital over the past three years, formerly served as Chairman of Prophet 21, Inc. and currently serves as a Director of Activant Solutions, Inc., Made2Manage Systems, Inc and Datatel, Inc. He received an MBA degree from the Stanford Graduate School of Business, a law degree from Stanford Law School and undergraduate degrees in Economics and Government from Brown University.
Final Terms of the Transaction
     Under the terms of the agreement, Manugistics’ shareholders will receive $2.50 in cash per share, or approximately $213 million in aggregate consideration. In connection with the acquisition, Manugistics will purchase $174.0 million of the approximately $175.5 million aggregate principal amount outstanding of its 5% Convertible Subordinated Notes due in 2007 that were tendered prior to the expiration at 5:00 P.M. Eastern Standard Time on July 5, 2006 of its previously announced tender offer for the these notes. Also concurrent with the closing of the acquisition and the $50 million investment from Thoma Cressey, JDA successfully closed a senior secured debt facility from Citigroup and UBS Investment Bank. The facility comprises a $175 million term loan, an undrawn $50 million revolving credit facility and an undrawn $75 million “accordion” credit facility.
     Citigroup acted as exclusive financial advisor, lead financing arranger and placement agent to JDA; UBS acted as financial advisor to Thoma Cressey and joint lead financing arranger to JDA; and, Lehman Brothers acted as exclusive financial advisor to Manugistics.
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Conference Call Information
     JDA will host a conference call at 11:00 a.m. Eastern today to discuss the completed Manugistics acquisition and preliminary earnings results for its second quarter ended June 30, 2006. To participate in the call, dial 1-800-921-9431 (United States) or 1-973-935-8505 (International) and ask the operator for the “JDA Software Group Conference Call.” A replay of the conference call will begin Thursday, July 6, 2006 at 1:00 p.m. Eastern and will end on August 6, 2006 at 12:00 pm Eastern. To hear the replay dial 1-877-519-4471 (United States) or 1-973-341-3080 (International) using pin number 7571194.
     To participate in the live Web cast of the call, go to the following web page at the time of the conference call: http://viavid.net/dce.aspx?sid=0000330F. A replay of the Web cast will be available approximately 10 minutes after the conclusion of the event.
About JDA Software Group, Inc.
     With its acquisition of Manugistics finalized on July 5, 2006, JDA® Software Group, Inc. (Nasdaq:JDAS) is the global leader in helping more than 5,500 retail, manufacturing and wholesale-distribution customers in 60 countries realize real demand chain results. By capitalizing on its industry position and financial strength, JDA commits significant resources to advancing the JDA Portfolio® suite of supply and demand chain solutions. JDA Portfolio software enables high-performance business process optimization and execution from the manufacturer’s plant, through distribution to an end customer or a retailer’s shelf. With offices in major cities around the world, JDA employs the industry’s most experienced supply and demand chain experts to develop, deliver and support its solutions. For more information, visit www.jda.com, email info@jda.com or call 1-800-479-7382.
“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
     This press release contains certain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 about JDA Software Group, Inc. (“JDA”), Manugistics Group, Inc. (“Manugistics”) and the combined company after completion of the transactions. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These statements include, but are not limited to, statements related to the growth and opportunity presented by the merger, the expected annual cost savings of $25 to $30 million that we believe will lead to significantly improved operating leverage and strong financial results, and our plan to complete the integration of JDA Portfolio and Manugistics products over the next 18-24 months.
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     These forward-looking statements are based on information available to JDA and Manugistics as of the date of this press release, current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties are difficult to predict and generally beyond the control of JDA and Manugistics, including: difficulties in predicting growth in such a volatile, competitive market; difficulties and delays in achieving synergies and cost savings; and difficulties in integrating separate, highly complex product suites developed on different technology platforms. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in JDA’s Annual Report on Form 10-K as filed with the SEC on March 16, 2006 and Manugistics’ Annual Report on Form 10-K as filed with the SEC on May 15, 2006. These forward-looking statements should not be relied upon as representing JDA’s views as of any subsequent date and neither undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.
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JDA Software Group
14400 North 87th Street
Scottsdale, AZ 85260